Exhibit 10.4

THIS OPTION HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE ENCUMBERED, PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THIS OPTION UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY AND ITS COUNSEL TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

INDUSTRIAL SERVICES OF AMERICA, INC.

2009 LONG TERM INCENTIVE PLAN

NON-INCENTIVE STOCK OPTION

(NON-TRANSFERABLE)

OPTION CERTIFICATE

Industrial Services of America, Inc., a Florida corporation (“Company”), pursuant to action of the Compensation Committee of the Board of Directors and in accordance with the Industrial Services of America, Inc. 2009 Long Term Incentive Plan (“Plan”), hereby grants a Non-Incentive Stock Option (“Option”) to Todd L. Phillips (“Executive”) to purchase from the Company shares of Stock, at an Option Price of $5.71 per share (the “Option Price”), which Option is subject to all of the terms and conditions set forth in this Option Certificate and in the Plan. This Option is granted effective as of 1/2/15 (“Option Grant Date”).

INDUSTRIAL SERVICES OF AMERICA, INC.

By:	/s/ Orson Oliver

Title:	Interim Chief Executive Officer

TERMS AND CONDITIONS

§1.                               Plan.  This Option is subject to all the terms and conditions set forth in the Plan and this Option Certificate, and all of the terms defined in the Plan shall have the same meaning herein when such terms start with a capital letter. This Option is intended not to satisfy the requirements of § 422 of the Code. Executive hereby acknowledges receipt of a copy of the Plan.

§ 2.                            Order of Exercise.  The exercise of this Option shall not be affected by the exercise or non-exercise of any other option (without regard to whether such option constitutes an “incentive stock option” within the meaning of § 422 of the Code).

§ 3.                            Date Exercisable.  This Option shall become exercisable in accordance with the following schedule on any normal business day of the Company occurring on or after the first date set forth below and before the date this Option expires under § 4.

Number of Shares for which
On or After	Option First Becomes Exercisable

January 2, 2016	6,667
July 2, 2016	3,333
January 2, 2017	3,333
July 2, 2017	3,333
January 2, 2018	3,334
Total	20,000

The maximum number of shares of Stock which may be purchased by exercise of this Option on any such day shall equal the excess, if any, of (a) the total number of shares of Stock subject to this Option on the Option Grant Date, as adjusted in accordance with § 4.2(e) of the Plan, and with respect to which this Option is vested, over (b) the number of shares of Stock which have previously been purchased by exercise of this Option, as adjusted in a manner consistent with § 4.2(e) of the Plan.

If at the time Executive intends to exercise any rights under this Option, Executive is an officer or is filing ownership reports with the Securities and Exchange Commission under Section 16(a) of the Exchange Act then Executive should consult with the Company before Executive exercises such rights because there may be additional restrictions upon the exercise of such rights.

Consistent with Section 5 of the Plan, upon the occurrence of a Change of Control, this Option shall become fully exercisable.

§ 4.                            Life of Option.  The Option shall expire when exercised in full; provided, however, the Option (to the extent not exercised in full) also shall expire immediately and automatically on the earliest to occur of (a) the date which is the fifth anniversary of the Option Grant Date, (b) the date upon which Executive’s service is terminated for Cause as defined in the Executive Employment Agreement dated December 31, 2014 between Executive and the Company, (c) the date which is the first anniversary of Executive’s death or Permanent Disability, or (d) the date which is three months after the date of Executive’s termination of service with the Company. If Executive’s service is terminated due to death, Permanent Disability or otherwise than for Cause, this Option may be exercised only with respect to the number of Shares which Executive could have acquired by an exercise of the Option immediately before his termination of service, but in no event after the expiration date of this Option as specified in this § 4.

§ 5.                            Method of Exercise of Option.  Executive may (subject to § 3, § 4, § 11, § 12, § 13 and § 16) exercise this Option in whole or in part (before the date this Option expires) on any normal business day of the Company by delivering the Option Certificate to the Company at its principal place of business together with written notice of the exercise of this Option. Payment of the full Option Price for Shares upon which the Option is exercised, plus any income and employment tax withholding (if applicable), shall accompany the written notice of exercise described above. The payment of such Option Price, plus any income and employment tax withholding (if applicable), shall be made either in cash or by check acceptable to the Company.

§ 6.                            Delivery.  The Company’s delivery of Stock pursuant to the exercise of this Option (as described in § 5) shall discharge the Company of all of its duties and responsibilities with respect to this Option.

§ 7                               Adjustment.  The Committee shall have the right to make such adjustments to this Option as described under § 4.2(e) of the Plan.

§ 8.                            Nontransferable.  This Option shall not be transferable by Executive except by his will or by the laws of descent and distribution, and rights granted under this Option shall be exercisable during Executive’s lifetime only by Executive.  If this Option is exercisable after the death of Executive, the person or persons to whom this Option is transferred by will or by the laws of descent and distribution shall be treated as the Executive under this Option Certificate.

§ 9.                            Termination of Service.  Neither the Plan, this Option, nor any related material shall give Executive the right to continue his employment with the Company or shall adversely affect the right of the Company to terminate Executive with or without Cause at any time.

§ 10. Shareholder Status.  Executive shall have no rights as a shareholder with respect to any shares of Stock under this Option until such shares have been duly issued and delivered to Executive, and no adjustment shall be made for dividends of any kind or description whatsoever or for distributions of other rights of any kind or description whatsoever respecting such Stock except as expressly set forth in the Plan.

§ 11. Other Laws.  The Company shall have the right to refuse to issue or transfer any Stock under this Option if the Company acting in its absolute discretion determines that the issuance or transfer of such Stock might violate any applicable law or regulation, and any payment tendered in such event to exercise this Option shall be promptly refunded to Executive.

§ 12. Securities Registration.  Executive may be requested by the Company to hold any shares of Stock received upon the exercise of this Option for personal investment and not for purposes of resale or distribution to the public and Executive shall, if so requested by the Company, deliver a written agreement to that effect to the Company as a condition to the issuance of such Stock to Executive.  Executive may be requested by the Company to deliver a written agreement to the Company that he or she will not sell or offer to sell any shares of Stock received upon the exercise of this Option unless a registration statement shall be in effect with respect to such Stock under the Securities Act of 1933, as amended, and the applicable state securities laws, or unless he or she shall furnish to the Company an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required.  Certificates representing shares of Stock received upon the exercise of this Option may bear an appropriate restrictive legend reflecting the foregoing.

§ 13. Other Conditions.  Executive shall (as a condition to the exercise of this Option) enter into any agreement or make any representations required by the Company related to the Stock to be acquired pursuant to the exercise of this Option, including any agreement which restricts the transfer of Stock acquired pursuant to the exercise of this Option and provides for the repurchase of such Stock by the Company under certain circumstances.

§ 14. Tax Withholding.  The Company shall have the right to withhold or retain from any payment to Executive (whether or not such payment is made pursuant to this Option) or take such other action as is permissible under the Plan which the Company deems necessary or appropriate to satisfy any income or other tax withholding requirements as a result of the exercise of this Option.

§ 15. Governing Law.  The Plan and this Option shall be governed by the laws of the State of Florida.

§ 16. Modification, Amendment, and Cancellation. The Company shall have the right to modify, amend, or cancel this Option in accordance with the terms of the Plan.

§ 17. Binding Effect.  This Option shall be binding upon the Company and Executive and their respective heirs, executors, administrators and successors.

OPTION EXERCISE FORM

(To be executed by Executive to

exercise the rights to purchase Stock

evidenced by the foregoing Option)

TO:                           INDUSTRIAL SERVICES OF AMERICA, INC.

The undersigned hereby exercises the right to purchase                 shares of Stock covered by the attached Option in accordance with the terms and conditions thereof, and herewith makes payment of the Option Price for such shares in full, along with any income and employment tax withholding (if applicable).

Signature of Executive

Address

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Social Security Number

Dated: